                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-12

                            NTN COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       1)   Title of each class of securities to which transaction applies:

       2)   Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4)   Proposed maximum aggregate value of transaction:

       5)   Total fee paid:

[ ]    Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount previously paid:

       2)   Form, Schedule or Registration Statement No.:

       3)   Filing Party:

       4)   Date Filed:

                            NTN COMMUNICATIONS, INC.
                              5966 LA PLACE COURT
                           CARLSBAD, CALIFORNIA 92008
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 29, 2001
                             ---------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of NTN Communications, Inc. will be held at La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California, at 10:00 a.m. local time, on June 29, 2001, for the following purposes, as more fully described in the attached Proxy Statement:

     1. To elect two directors to hold office until the 2004 annual meeting of stockholders and until their respective successors are duly elected and qualified;

     2. To ratify the appointment of KPMG LLP as independent accountants of NTN for the fiscal year ending December 31, 2001; and

     3. To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.

     The Board of Directors fixed the close of business on May 1, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.

     You are cordially invited to attend the Annual Meeting in person. In order to ensure your representation at the meeting, however, please promptly complete, date, sign, and return the enclosed proxy in the accompanying envelope. In addition to voting by mail, you may vote by telephone or via the Internet as instructed in the enclosed proxy. Do not return your proxy via mail if you have voted by telephone or via the Internet.

     The prompt return of your proxy will help to save expenses involved in further communication. Your proxy can be revoked as described in the Proxy Statement and will not affect your right to vote in person should you decide to attend the Annual Meeting.

                                            Sincerely,

                                            /s/ JAMES B. FRAKES
                                            James B. Frakes
                                            Chief Financial Officer
                                            and Secretary

Carlsbad, California
May 31, 2001

                            NTN COMMUNICATIONS, INC.
                              5966 LA PLACE COURT
                           CARLSBAD, CALIFORNIA 92008

                             ---------------------

                                PROXY STATEMENT

                    ANNUAL MEETING TO BE HELD JUNE 29, 2001

                             ---------------------

                            SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf the Board of Directors of NTN Communications, Inc. ("NTN") for use at the annual meeting of stockholders to be held at La Costa Resort and Spa, 2100 Costa Del Mar Road, Carlsbad, California, at 10:00 a.m., local time, on June 29, 2001, and at any adjournment or postponement thereof (the "Annual Meeting"), for purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, together with the accompanying proxy solicitation materials, is first being mailed to stockholders on or about June 7, 2001.

VOTING SECURITIES; RECORD DATE

     We have one class of voting stock outstanding, designated common stock, $.005 par value ("Common Stock"). Each share of Common Stock is entitled to one vote for each director to be elected and for each other matter to be voted on at the Annual Meeting. Only holders of record of Common Stock at the close of business on May 1, 2001 are entitled to notice of and to vote at the Annual Meeting. There were 36,761,387 shares of Common Stock outstanding as of the record date. The presence, in person or by proxy, at the Annual Meeting, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called "broker non-votes." Abstentions will be counted as present for quorum purposes and for the purpose of determining the outcome of any matter submitted to the stockholders for a vote. However, abstentions do not constitute a vote "for" or "against" any matter and will be disregarded in the calculation of the plurality. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate the affirmative and negative votes, abstentions and broker non-votes.

     All shares of Common Stock represented by a properly completed proxy received in time for the Annual Meeting will be voted by the proxy holders as directed in the proxy. If no direction is given in the proxy, it will be voted "FOR" the election as directors of the nominees named in this Proxy Statement and "FOR" ratification of the appointment of KPMG LLP as our independent accountants for the fiscal year ending December 31, 2001. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

REVOCABILITY OF PROXIES

     A proxy may be revoked at any time before it has been exercised by giving written notice of revocation to our Secretary, by executing and delivering to the Secretary a proxy dated as of a later date than the accompanying proxy, or by attending the Annual Meeting and voting in person. If, however, your shares of record are held by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. Attendance at the Annual Meeting, by itself, will not serve to revoke a proxy.

SOLICITATION

     The cost of soliciting proxies will be borne by us. This Proxy Statement and the accompanying proxy solicitation materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians and other nominees to beneficial owners of shares of Common Stock. We may reimburse such parties for their reasonable expenses in forwarding solicitation materials to beneficial owners. Our directors, officers or regular employees may follow up the mailing to stockholders by telephone, telegram or personal solicitations, but no special or additional compensation will be paid to those directors, officers or employees for doing so.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals intended to be included in our proxy materials for the 2002 annual meeting of stockholders must be received by February 7, 2002. Such proposals should be addressed to our Secretary.

     With respect to any stockholder proposals to be presented at the 2002 annual meeting which are not included in the 2002 proxy materials, management proxy holders for the 2002 annual meeting will be entitled to exercise their discretionary authority to vote on such proposals notwithstanding that they are not discussed in the proxy materials, unless the proponent notifies us of such proposal by not later than April 23, 2002.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2004

     Our bylaws provide that the Board of Directors is to consist of not less than five nor more than thirteen directors, with the exact number of directors within such range to be specified by the Board. The Board of Directors currently consists of six members.

     Our bylaws provide that the Board of Directors is to be classified into three classes, as nearly equal in number as possible, with each class having a three-year term. Vacancies on the Board of Directors (including vacancies created by an increase in the authorized number of directors) may be filled by the Board of Directors. A director appointed by the Board of Directors to fill a vacancy would serve for the remainder of the full term of the directors of the class in which the vacancy occurs and until his or her successor is elected and qualified.

     Two directors are subject to election at the Annual Meeting. The Board of Directors has selected the following nominees for election as directors of the class of directors to be elected at the Annual Meeting. If elected, the following nominees will hold office until the annual meeting of stockholders in 2004 and until their respective successors are duly elected and qualified.

     ROBERT M. BENNETT, 74, has been a Director since August 1996. Since 1989, Mr. Bennett has been chairman of the board of Bennett Productions, Inc., a production company with experience in virtually all areas of production including syndicated sports and specialty programming, music videos, commercial productions, home video, corporate communications and feature films. Mr. Bennett was president of Metromedia Broadcasting from 1982 until 1986. His career in broadcasting began at KTTV, Metromedia's broadcast division, followed by management positions in Metromedia's broadcast division. In 1991, he acquired full ownership from his partners of Trans Atlantic Entertainment, Inc., owner of film and video libraries. Mr. Bennett was named to The Broadcasting and Cable Hall of Fame on November 7, 1994.

     ESTHER L. RODRIGUEZ, 59, was appointed as a Director in September 1997. She held various executive positions with General Instrument (currently Motorola's broadband group), a public telecommunications company, from November 1986 until November 1996. At General Instrument, Ms. Rodriguez served as vice president of worldwide business development and was instrumental in developing the first home satellite pay-per-view business. She was also general manager and chief operating officer of General Instrument's Satellite Video Center, a General Instrument Cable Data partnership, and was a founding member of the Partnership Council. After leaving General Instrument, Ms. Rodriguez founded and continues to serve as chief executive officer of the Rodriguez Consulting Group, a business development consulting firm. Ms. Rodriguez has over 25 years of worldwide experience in the development and management of consumer and commercial business, entertainment and educational networks and systems.

     The following biographical information is furnished with respect to our other current directors:

DIRECTORS WHOSE TERM EXPIRES IN 2002

     BARRY BERGSMAN, 64, has been a Director since August 1998. He is president of Baron Enterprises, Inc., a privately owned consulting company. As president of Intertel Communications, Inc., from 1995 to 1998, Mr. Bergsman pioneered the use of the telephone and interactive technology for promotion, entertainment and information. Prior to 1985, Mr. Bergsman was engaged in television production and syndication and was an executive with CBS. He currently serves as a director and member of the management team of Photogenesis, Inc., a private medical device and biotechnology company.

     STANLEY B. KINSEY, 47, has served as our Chairman and Chief Executive Officer since October 1998. Mr. Kinsey was appointed as a Director in November 1997. From 1980 to 1985, Mr. Kinsey was a senior executive with The Walt Disney Company. In 1985, Mr. Kinsey left his position as senior vice president of operations and new technologies for The Walt Disney Studio to co-found IWERKS Entertainment, a high-technology entertainment company. Mr. Kinsey was chairman and chief executive officer from inception until 1995, when he resigned to spend more time with his family.

DIRECTORS WHOSE TERM EXPIRES IN 2003

     GARY H. ARLEN, 56, was appointed as a Director in August 1999. Since 1980, he has been president of Arlen Communications, Inc., a research and consulting firm specializing in interactive information, transactions, telecommunications and entertainment. Arlen Communications provides research and analytical services to domestic and international organizations in entertainment, media, telecommunications and Internet companies. In 1981, Mr. Arlen founded the trade association now known as the Internet Alliance which represents the interest of online content and service providers. Prior to establishing Arlen Communications, Mr. Arlen held management positions at AT&T, the National Cable TV Association and the American Film Institute. He serves on the board of advisors of the AFI Enhanced Television Workshop and the University of Maryland Program on Media and Society.

     VINCENT A. CARRINO, 44, was appointed as a Director in September 1999. Mr. Carrino is founder and president of Brookhaven Capital Management, LLC, a private investment firm focusing on technology companies, established by him in 1985. Prior to establishing Brookhaven Capital Management, LLC, Mr. Carrino was an analyst with Alliance Capital Management and was an investment banker with CitiBank in New York. Mr. Carrino serves on the board of directors of Rent-Way, Inc., a publicly held retailer in the rent-to-own industry; Cash Technologies, a company focused on ATM-based Internet commerce; and Intrenet, Inc., a public holding company for truckload carrier subsidiaries.

MEETINGS AND COMMITTEES

     Our business affairs are managed by and under the direction of the Board of Directors. During the fiscal year ended December 31, 2000, the Board of Directors met on twelve occasions. During 2000, each director attended at least 75% of the meetings of the Board of Directors and of each Committee of the Board of Directors on which he or she served.

AUDIT COMMITTEE

     The primary functions of the Audit Committee are to periodically review our accounting and financial reporting and control policies and procedures, to recommend to the Board of Directors the firm of certified public accountants to be retained as our independent auditors, and to review our policies and procedures relating to business conduct and conflicts of interest. The Audit Committee is currently comprised of three non-employee directors: Mr. Bennett, Mr. Bergsman and Ms. Rodriguez. All members are independent under the rules of the American Stock Exchange. The Audit Committee met twice in 2000.

COMPENSATION COMMITTEE

     The primary functions of the Compensation Committee, which consists of non-employee directors, are to review and advise the Board of Directors on salaries, bonuses and awards of stock options to our employees and other compensation matters. The current members of the committee are: Mr. Bergsman and Mr. Arlen. The Compensation Committee met on four occasions in 2000.

BOARD NOMINATIONS

     The Board of Directors in its entirety acts upon matters that would otherwise be the responsibility of a nominating committee. The Board of Directors will consider as prospective nominees for election as directors persons recommended by our stockholders. Any such recommendations should be in writing and should be mailed or delivered to us, marked for the attention of our Secretary, on or before the date for timely submission of stockholder proposals. See "Stockholder Proposals for 2002 Annual Meeting."

DIRECTOR COMPENSATION

     During 2000, directors were entitled to receive cash compensation of $2,100 per month for their services as directors. Further, directors who serve on either the audit or compensation committees or the board of directors of BUZZTIME, Inc., our wholly-owned subsidiary, were entitled to receive an additional $3,000 annually. Directors are also eligible for the grant of options or warrants to purchase common stock from time to time for services in their capacity as directors.

     Upon joining the board of directors, each director was granted options to purchase 100,000 shares of common stock at an exercise price per share equal to the closing market price per share of our Common Stock on the date of appointment or election as director. These options will become vested as to one-third of the shares covered thereby on the first anniversary of grant date and will become vested and exercisable as to the balance of the covered shares in two equal installments on the second and third anniversaries of the grant date, subject to the director's continued service. The options provide for immediate vesting in full in the event of a change of control event.

     In February 2001, the directors compensation plan was amended to provide that, upon the date of commencement of a director's term of service, options to purchase 30,000 shares of Common Stock will be granted. These options shall be priced at the closing market price of the Common Stock on the date of grant. As of the date of grant, 10,000 options shall be fully vested and exercisable; thereafter, the remaining 20,000 options shall vest and become exercisable as to 1/12 of the shares each month immediately subsequent to the date of grant. Further, after the initial year of a director's term of service, options to purchase an additional 20,000 shares of Common Stock shall be granted each year during the remainder of the term of service. The additional options shall be priced at the closing market price of the Common Stock on the date of grant and shall vest and become exercisable as to 1/12 of the shares each month following the date of grant. A director who is re-elected for an additional term of service will be granted options to purchase 20,000 shares of Common Stock, priced at the closing market price of the Common Stock on the date of grant, annually on the anniversary date of that director's term of service. These options shall vest and become exercisable as to 1/12 of the shares each month following the grant date. Finally, all options granted to directors as compensation for service on the Board of Directors shall expire on the earlier of ten (10) years from the date of grant or two (2) years from the date the director ceases to serve on the Board of Directors.

REQUIRED VOTE

     Nominees receiving the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

     The nominees have indicated a willingness to serve as directors. If either of them should decline or be unable to act as a director, however, the proxy holders will vote for the election of another person as the Board of Directors recommends.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED. PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED IF NO DIRECTION IS GIVEN IN THE PROXIES.

                                   PROPOSAL 2

       RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS

     Our independent accounting firm for the fiscal year ended December 31, 2000 was KPMG LLP. KPMG LLP is a nationally recognized firm of independent accountants and has audited our financial statements for the fiscal years ended December 31, 1989 through December 31, 2000. Upon the recommendation of the Audit Committee, the Board of Directors has reappointed KPMG LLP to continue as our independent accountants for the year ending December 31, 2001. Our bylaws do not require that the stockholders ratify the selection of KPMG LLP as our independent accountants. However, we are submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if we determine that such a change would be in the best interests of NTN and our stockholders.

     Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

REQUIRED VOTE

     A majority of the shares represented at the meeting, either in person or by proxy, must be voted in favor of the auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO SERVE AS OUR INDEPENDENT ACCOUNTANTS. PROXIES WILL BE VOTED "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP IF NO DIRECTION IS GIVEN IN THE PROXIES.

                               EXECUTIVE OFFICERS

     The following table lists the names of our executive officers, along with their respective ages, positions and offices held:

NAME                                    AGE              POSITION(S) HELD
----                                    ---              ----------------
Stanley B. Kinsey                       47    Chief Executive Officer and Chairman
                                                of the Board
Mark deGorter                           43    President & Chief Operating Officer,
                                                The NTN Network
V. Tyrone Lam                           39    President, BUZZTIME, Inc.
James B. Frakes                         44    Chief Financial Officer and Secretary
Stephen Gray                            51    Chief Technology Officer

     See "Board of Directors" for Mr. Kinsey's biography. The following biographical information is furnished with respect to our other executive officers:

     MARK DEGORTER was appointed President and Chief Operating Officer of The NTN Network in January 2001. Prior to that time, Mr. deGorter served as Vice President of Marketing for our BUZZTIME subsidiary. In addition, during the third quarter of 2000, Mr. deGorter assumed the additional role of Vice President of Marketing for The NTN Network. Prior to joining BUZZTIME in April 2000, Mr. deGorter served as Vice

President of Marketing for MET-Rx USA, a sports nutrition company, since 1997. From June 1994 until July 1997, Mr. deGorter was a senior manager with ProShot Golf, Inc., a global positioning, satellite-based communications and information system for the golf industry. During his career, Mr. deGorter has held key management positions with Bally's Total Fitness, a public company operating commercial fitness centers in North America; L.A. Gear, a licensor of trademarks and trade names for use in conjunction with apparel, accessory and consumer-related products; and J. Walter Thompson/USA, a multi-media advertising agency with worldwide operations.

     V. TYRONE LAM was appointed President of BUZZTIME, Inc. in December 1999, after serving as Executive Vice President of NTN since September 1998. He was appointed Vice President and General Manager of the NTN Network in September 1997. Prior to this time he served as Associate Vice President of Marketing from February 1997. Mr. Lam joined NTN in December 1994 in a marketing position. From April 1992 to December 1994, Mr. Lam managed the interactive television sports and games development for the EON Corporation and has held other sales and marketing positions in the computer software industry.

     JAMES B. FRAKES was appointed Chief Financial Officer and Secretary of NTN in April 2001. Prior to joining NTN, Mr. Frakes was chief financial officer and a director of Play Co. Toys, a publicly-held chain of retail toy stores, where he had been since 1997. On March 28, 2001, Play Co. Toys and its majority-owned subsidiary, Toys International.com, Inc., filed a Chapter 11 petition under federal bankruptcy laws in the Southern District in the State of New York. From June 1990 to March 1997, Mr. Frakes was chief financial officer and a director of Urethane Technologies, Inc., a publicly-held specialty chemical company, and two of its subsidiaries, Polymer Development Laboratories, Inc. and BMC Acquisition, Inc., chemical companies focused on the polyurethane segment of the plastics industry. From 1985 to 1990, Mr. Frakes was a manager at Berkeley International Capital Corporation, an investment banking firm specializing in later stage venture capital and leveraged buyout transactions.

     STEPHEN GRAY was appointed Chief Technology Officer in 2000. Mr. Gray joined NTN in July 2000 as an independent contractor acting as Interim Vice President of Technology. From 1992 until he joined NTN, Mr. Gray served as president of Gray & Yorg, LLC, a consulting firm providing services to the high technology industry. He comes to NTN with 27 years of complex systems product development and technical management experience. During his career, Mr. Gray has held several senior management positions with such companies as Xerox Corporation, a publicly held corporation in the global document market; and TRW, Inc., a publicly held global technology company; and several Internet and emerging growth companies. He is an expert in and has lectured on distributed processing architecture, networking, electronic information presentation and software development management.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table shows the compensation paid or accrued as of each of the last three fiscal years to all individuals who served as our chief executive officer during 2000 and the four other most highly compensated executive officers who were serving as executive officers at the end of 2000 whose salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"):

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                        ANNUAL COMPENSATION              AWARDS
                                                 ----------------------------------   ------------
                                                                                       SECURITIES
                                                                       OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION               YEAR   SALARY(1)    BONUS    COMPENSATION    OPTION (#)
---------------------------               ----   ---------   -------   ------------   ------------
Stanley B. Kinsey(2)....................  2000   $295,057    $    --          --              --
  Chief Executive Officer                 1999    286,835     32,500(3)       --(4)      500,000
  and Chairman of the Board               1998     63,577         --          --       1,300,000
V. Tyrone Lam(5)........................  2000    198,077         --          --              --
  President, BUZZTIME, Inc.               1999    175,000         --          --              --
                                          1998    147,115      2,959          --         285,000
Mark deGorter(6)........................  2000    127,212         --          --         250,000
  President and Chief Operating Officer,  1999         --         --          --              --
  The NTN Network                         1998         --         --          --              --
Zach A. Vela(7).........................  2000    103,846         --          --         400,000
  Chief Financial Officer                 1999         --         --          --              --
                                          1998         --         --          --              --
Kendra Berger(8)........................  2000    158,462         --          --              --
  Senior Vice President, Finance and      1999    138,000         --          --         100,000
  Administration                          1998     42,307      1,233          --          50,000

---------------

(1) Includes amounts, if any, deferred under NTN's 401(k) Plan.

(2) Mr. Kinsey was appointed NTN's Chief Executive Officer in October 1998.

(3) Represents vested value of options granted October 7, 1999 at below market exercise price, pursuant to the Employment Agreement and related bonus program between Mr. Kinsey and NTN.

(4) Mr. Kinsey has waived compensation for serving as a director of NTN.

(5) In December 1999, Mr. Lam was appointed President of NTN's wholly-owned subsidiary, BUZZTIME, Inc.

(6) Mr. deGorter joined NTN in April 2000 and was appointed President and Chief Operating Officer of the NTN Network in January 2001.

(7) Mr. Vela joined NTN in June 2000 as Chief Financial Officer. He served in this role until his resignation in February 2001.

(8) Ms. Berger joined NTN in 1998 and was appointed Chief Financial Officer in February 1999. In June 2000, she took on the role of Senior Vice President, Finance and Administration. She served in this role until her resignation in March 2001.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning grants of stock options during fiscal 2000 with respect to the Named Executive Officers:

                                       NUMBER OF      % OF TOTAL
                                         SHARES        OPTIONS
                                       UNDERLYING     GRANTED TO                             VALUE OF GRANT
                                        OPTIONS      EMPLOYEES IN    EXERCISE   EXPIRATION     AT DATE OF
NAME                                    GRANTED      FISCAL YEAR      PRICE        DATE         GRANT(1)
----                                   ----------   --------------   --------   ----------   --------------
Stanley B. Kinsey....................        --           --             --            --             --
V. Tyrone Lam........................        --           --             --            --             --
Mark deGorter........................   200,000(2)        11%         $2.50      02/01/10       $508,250
Zach A. Vela.........................   400,000(3)        22%          2.25      06/25/10        747,600
Kendra Berger........................        --           --             --            --             --

---------------

(1) The present value on the grant date was estimated using the Black Scholes option-pricing model with the following weighted average assumptions: dividend yield 0%, risk-free interest rates 6.51%, expected volatility 127.88%, and expected option life of 4 years.

(2) Represents options granted under NTN's 1995 Option Plan which become exercisable as to 25% of the total shares on the first anniversary of the date of grant and will become exercisable as to an additional 1/36 of the remaining shares on the last day of each of the thirty-six (36) calendar months immediately following the first anniversary of the grant date.

(3) Represents options granted under NTN's 1995 Option Plan which become exercisable as to 1/48 of the total shares on the last day of each of the forty-eight (48) calendar months immediately following the grant date.

FISCAL YEAR-END OPTION VALUES

     The following table contains information concerning stock options which were unexercised at the end of fiscal 2000 with respect to the Named Executive Officers. No stock options were exercised in 2000 by any Named Executive Officer.

                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                        UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                      OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)
                                     ----------------------------    ----------------------------
NAME                                 EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                 -----------    -------------    -----------    -------------
Stanley B. Kinsey..................   1,258,333        641,667           $--             $--
V. Tyrone Lam......................     320,840         29,160            --              --
Mark deGorter......................          --        250,000            --              --
Zach A. Vela.......................      50,000        350,000            --              --
Kendra Berger......................      75,000         75,000            --              --

---------------

(1) The aggregate market price on December 31, 2000 of the shares of our Common Stock subject to such options was less than or equal to the respective exercise prices of such options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of May 1, 2001 the number and percentage ownership of Common Stock by (i) all persons known to own beneficially more than 5% of the outstanding shares of Common Stock based upon reports filed by each such person with the Securities and Exchange Commission, (ii) each of our directors, (iii) each of the Named Executive Officers, and (iv) all of the executive officers and directors as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares of Common Stock shown. Except as otherwise indicated, the address for each person is c/o NTN Communications, Inc., 5966 La Place Court, Carlsbad, CA 92008. An asterisk denotes beneficial ownership of less than 1%.

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY       PERCENT OF
NAME                                                               OWNED         COMMON STOCK(1)
----                                                          ----------------   ---------------
Gary Arlen(2)...............................................        34,333              *
Robert M. Bennett(3)........................................       192,000              *
Barry Bergsman(4)...........................................       141,667              *
Vincent A. Carrino(5).......................................     5,306,522             14%
Esther L. Rodriguez(6)......................................       141,433              *
Stanley B. Kinsey(7)........................................     1,505,001              4%
V. Tyrone Lam(8)............................................       390,626              *
Kendra Berger(9)............................................        90,625              *
Mark deGorter(10)...........................................        83,333              *
Zach A. Vela(11)............................................        66,667              *
All executive officers and directors of NTN as a Group (11
  persons)(12)..............................................     7,952,207             20%

---------------

 (1) Included as outstanding for purposes of this calculation are 36,761,387 shares of Common Stock (the amount outstanding as of May 1, 2001) plus, in the case of each particular holder, the shares of common stock subject to currently exercisable options, warrants, or other instruments exercisable for or convertible into shares of common stock (including such instruments exercisable within 60 days after May 1, 2001) held by that person, which instruments are specified by footnote. Shares issuable as part or upon exercise of outstanding options, warrants, or other instruments other than as described in the preceding sentence are not deemed to be outstanding for purposes of this calculation.

 (2) Includes 33,333 shares subject to currently exercisable options held by Mr. Arlen.

 (3) Includes 100,000 shares subject to currently exercisable options held by Mr. Bennett.

 (4) Includes 66,667 shares subject to currently exercisable options and 36,000 shares subject to currently exercisable warrants held by Mr. Bergsman.

 (5) Includes 133,333 shares subject to currently exercisable options held by Mr. Carrino. Also includes 141,500 owned directly by Mr. Carrino and 5,031,689 shares owned, directly or indirectly, by investment advisory clients of Brookhaven Capital Management, LLC, which in some cases has sole voting and investment discretion over such shares. Mr. Carrino is the sole owner and the Manager of Brookhaven Capital Management, LLC and, as such, in some cases he may be deemed to beneficially own such shares. Mr. Carrino disclaims such beneficial ownership. Brookhaven Capital Management is located at 3000 Sand Hill Road, Menlo Park, CA 94205.

 (6) Includes 100,000 shares subject to currently exercisable options held by Ms. Rodriguez. Also includes 1,000 shares owned by the Rodriguez Family Trust, of which Ms. Rodriguez is a co-trustee with members of her immediate family. As co-trustee, Ms. Rodriguez shares voting and investment power with respect to the shares.

 (7) Includes 1,383,334 shares subject to currently exercisable options held by Mr. Kinsey.

 (8) Represents shares subject to currently exercisable options held by Mr. Lam.

 (9) Represents shares subject to currently exercisable options held by Ms. Berger.

(10) Represents shares subject to currently exercisable options held by Mr. deGorter.

(11) Represents shares subject to currently exercisable options held by Mr.
     Vela.

(12) Includes shares subject to currently exercisable options and, 48,500 shares subject to currently exercisable warrants held by executive officers and directors, including those described in notes (2) through (11) above.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During 2000, the Compensation Committee established policies and practices relating to matters of executive compensation for action by the Board of Directors as a whole. Our executive compensation policy is intended to foster job satisfaction and encourage continuous service by our executive officers by providing reasonable short-term cash compensation and long-term stock-based incentives. Our policies apply equally to all of our executive officers. A summary of our executive compensation policy is described below:

     We have established a 401(k) Plan. We may, at the Board of Director's discretion, make annual contributions to the 401(k) Plan, subject to applicable limitations, but, to date, we have never made any such contributions.

     Short-term cash compensation to executives for 2000 consisted primarily of salaries, subject to any written employment agreement between us and any executive.

     Equity compensation, in the form of stock options, constitutes the principal element of long-term compensation for our executive officers. The grant of stock options increases management's potential equity ownership in NTN with the goal of ensuring that the interests of management remain closely aligned with those of our stockholders. Accordingly, during 2000, the Board of Directors granted Mr. deGorter options to purchase 250,000 shares of common stock at an exercise price of $2.50 per share and granted Mr. Vela options to purchase 400,000 shares of common stock at an exercise price of $2.25 per share. Attaching vesting requirements to stock options also creates an incentive for executive officers to remain with us for the long term. In appropriate circumstances, the Board of Directors also will consider repricing previously granted stock options if necessary so that the options continue to afford realistic incentives to executives. No repricings occurred in 2000.

     Compensation to our executive officers is subject to a $1,000,000 compensation deduction cap pursuant to Section 162(m) of the Internal Revenue Code, as amended. In 2000, no executive officer received aggregate compensation of $1,000,000 or more. However, the Board is aware that the grant of stock options to the executive officers may subject us to the deduction cap in subsequent years. With respect to incentive stock options, the Board of Directors does not anticipate NTN taking a deduction in the absence of a disqualifying disposition by an executive officer. With respect to nonqualified options, the Board of Directors is aware that any deduction that we may have at the time of exercise will be subject to the $1,000,000 cap. The Board of Directors does not anticipate that the compensation deduction cap will significantly affect our executive compensation policies.

  Chief Executive Officer Compensation

     As indicated above, subject to any written employment agreement, the factors and criteria upon which the compensation of our chief executive officer is based are identical to the criteria used in evaluating the compensation packages of our other executive officers.

  Other Executive Compensation Matters

     All compensation determinations for 2000 for our executives were made by the Board of Directors as a whole upon the recommendation of the Compensation Committee of the Board. During the entire fiscal year 2000, and until May 2001 at which time Mr. Bergsman was appointed to serve, Ms. Rodriguez served as a member of the Compensation Committee. Mr. Klosterman served on the Compensation Committee until his death in June 2000 at which time Mr. Arlen was appointed to serve. None of our directors or executive officers has served on the Board of Directors or the compensation committee of any other company or entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Board.

  Change in Control Agreements

     We have entered into an employment agreement with Stanley B. Kinsey, our Chief Executive Officer and Chairman of the Board. The agreement expires on October 6, 2002 and will be automatically renewed for an additional year unless either party provides notice of intent not to renew by June 30, 29002. NTN can also terminate the agreement upon three (3) days' notice in the event of Mr. Kinsey's personal dishonesty, willful misconduct or breach of fiduciary duty. If Mr. Kinsey is in material breach of this agreement, NTN may terminate the agreement within thirty (30) days' notice unless Mr. Kinsey cures such breach in the thirty day period. If NTN terminated Mr. Kinsey other than for cause, Mr. Kinsey will be entitled to the lesser of one year's base salary or the remaining salary due to Mr. Kinsey under the term of his employment agreement. In the event Mr. Kinsey is terminated upon a change of control of NTN, he shall receive one year's base salary, a pro rata portion of his bonus and continuation of employment benefits for one year.

     We have agreed to pay 90 days' base salary to Mr. deGorter, our President and Chief Operating Officer, upon a change of control of NTN. We have also agreed to pay 90 days' base salary to Mr. Frakes, our Chief Financial Officer, should he be terminated without cause.

     The foregoing report on executive compensation is provided by the entire Board of Directors: Gary Arlen, Robert M. Bennett, Barry Bergsman, Vincent A. Carrino, Stanley B. Kinsey and Esther L. Rodriguez.

PERFORMANCE GRAPH

     The following graph sets forth a comparison of cumulative total returns for NTN, the American Stock Exchange Index and an index consisting of companies sharing Standard Industrial Classification Code ("SIC Code").

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG NTN COMMUNICATIONS, INC.,
                      AMEX MARKET INDEX AND SIC CODE INDEX

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                        1995      1996      1997      1998      1999      2000
--------------------------------------------------------------------------------
 NTN Communications,
  Inc.                 100.00     84.72     22.22     12.50     81.94     13.89
 SIC Code Index        100.00     81.29    136.15    262.08    469.09    312.58
 AMEX Market Index     100.00    105.52    126.97    125.25    156.15    154.23

The current composition of SIC Code 4841 - Cable, Other Pay TV Services is as follows:

5th AVENUE CHANNEL CORP
ADELPHIA COMMUNICATION A
ADVANCED RADIO TELECOM
ADVANCED WIRELESS SYS
CABLEVISION NY GROUP INC.
CHARTER COMMUNICATIONS A
CHINA CONVERGENT CORP
CLASSIC COMMUNICATIONS A
COMCAST CORP CL A
COMCAST SPECIAL STOCK
COX COMMUNICATIONS INC.
CROWN MEDIA HOLDINGS A
DIGITALE TELEKABLE AG ADR
GLOBO CABO SA ADR
I-CABLE COMMUNICATIONS ADS
INSIGHT COMMUNICATIONS
INTERACTIVE NETWORK
INTERNAT FIBERCOM INC.
INTERNET CABLE
LAS AMERICAS BROADBAND
LODGENET ENTERTAINMENT
LOTUS PACIFIC
MATAV-CABLE SYS MEDIA
MEDIACOM COMMUNICATION A
MIH LIMITED CL A
NATIONAL WIRELESS HLDGS
NTL INCORPORATED
NUCENTRIX BROADBAND NTWK
ON COMMAND CORPORATION
PLAYERS NETWORK
PRIMACOM AG ADS
SHAW COMMUNICATIONS CL B
SPEEDUS.COM INC.
TCI SATELLITE ENTMT A
TELEWEST COMM PLC ADR
TIVO INC.
TV GUIDE INC CL A
UNITED PAN-EUROPE NV ADS
UNITEDGLOBALCOM CL A
USURF AMERICA INC.
WORLDGATE COMMUNICATIONS
YOUTHSTREAM MEDIA NTWRKS

     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement in whole or in part, the foregoing Board Compensation Report and Performance Graph shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

     In June 2000, the Board of Directors adopted a formal Audit Committee Charter, in compliance with the rules of the American Stock Exchange, which is included as an Appendix to this Proxy Statement. The Audit Committee Charter specifies the scope of the Audit Committee's responsibilities, including, but not limited to, structure, process and membership requirements, and how these responsibilities will be carried out. The Charter is reviewed and its adequacy is assessed annually by the Audit Committee.

     During 2000, the Audit Committee reviewed and discussed the audited financial statements with management and KPMG LLP. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K.

     Discussions between the Audit Committee and KPMG LLP also included the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee has considered whether the independent accountant's provision of non-audit services to NTN is compatible with maintaining the accountant's independence. The Audit Committee discussed this information with KPMG LLP.

     The foregoing report is provided by the Audit Committee: Barry Bergsman, Robert M. Bennett and Ms. Rodriguez.

PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2000 by our principal independent accounting firm, KPMG LLP:

                                                             AMOUNT
FEE CATEGORY                                                 OF FEE
------------                                                --------
Audit Fees...............................................   $105,000
Financial Information Systems Design and Implementation
  Fees...................................................   $      0
All Other Fees...........................................   $ 30,000
                                                            --------
Total Fees for Fiscal Year ended December 31, 2000.......   $135,000
                                                            ========

INDEMNITY AGREEMENTS

     We have entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that we will indemnify these individuals under certain circumstances against certain liabilities and expenses they may incur in their capacities as our directors or officers. We believe that the use of such indemnity agreements is customary among corporations and that the terms of the indemnity agreements are reasonable and fair to us, and are in our best interests to retain experienced directors and officers.

CERTAIN RELATIONSHIPS

     On May 8, 2001, we entered into an Advertising Sales Representative Agreement with Baron Enterprises, Inc. ("Baron"), a corporation wholly-owned and operated by Mr. Bergsman, pursuant to which Baron will provide advertising sales representation services to us under the direction of the NTN Network's president and chief operating officer. For Baron's services under the Advertising Sales Representative Agreement, we granted Baron a three (3) year warrant to purchase 20,000 shares of Common Stock at an exercise price of $0.50 per share. The warrant will vest and become exercisable as to 1/12 of the total shares on the last business day of each of the twelve (12) consecutive months commencing April, 2001, subject to Baron continuing to provide the services to NTN. In addition, Baron will receive a commission in the amount of 35% of net advertising revenues received by the NTN Network from any advertising contract solicited solely by Baron. We will pay to Baron a monthly recoverable cash advance against commissions to be earned in the amount of $5,000 per month, not to exceed an aggregate of $60,000 per year. The Advertising Sales Representative Agreement will expire on April 1, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, our directors and officers and any persons holding more than 10% of our Common Stock are required to report their ownership of the our Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and we are required to report any failure to file by these dates. During 2000, our directors, officers and 10% stockholders satisfied all of these filing requirements.

                                 OTHER MATTERS

     Accompanying this Proxy Statement is a letter to stockholders from Mr. Kinsey, our Chairman and Chief Executive Officer, together with our Annual Report for the fiscal year ended December 31, 2000.

     WE WILL FURNISH, WITHOUT CHARGE, TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS BEING SENT A COMPLETE COPY OF OUR FORM 10-K (OTHER THAN EXHIBITS) FOR FISCAL 2000. WRITTEN REQUESTS FOR THE FORM 10-K SHOULD BE DIRECTED TO MR. JAMES B. FRAKES, CORPORATE SECRETARY, AT NTN'S CORPORATE OFFICES LOCATED AT 5966 LA PLACE COURT, CARLSBAD, CALIFORNIA 92008. TELEPHONE REQUESTS MAY BE DIRECTED TO MR. FRAKES AT (760) 438-7400.

     We do not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with their best judgment.

                                            The Board of Directors

Dated: May 31, 2001

                                                                        APPENDIX

                                 CHARTER OF THE
                                AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

I. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's internal accounting controls; and the Corporation's auditing, accounting and reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

        - serve as an independent and objective body to monitor the Corporation's financial reporting process and internal control system;

        - review and appraise the performance of the Corporation's independent auditors; and

        - provide an open avenue of communication among the independent auditors, management and the Board of Directors.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Committee shall be comprised of three or more directors appointed by the Board, each of whom shall be independent directors as defined in
     Section 121A of the AMEX Company Guide, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, including a balance sheet, an income statement and a cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall meet at least four times annually, in person or via telephone, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should review the Corporation's quarterly financial statements and the Committee or at least its Chair should be available to meet with the independent auditors and management quarterly to review the Corporation's financial statements.

IV. RESPONSIBILITIES

     To fulfill its responsibilities and duties the Committee shall:

DOCUMENTS/REPORTS REVIEW

     1.  Review and update this Charter at least annually.

     2. Review the Corporation's annual financial statements and reports on Form 10-K and any reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion or review rendered by the independent auditors and prepare a report certifying the Committee's review and approval of the Corporations' report on Form 10-K.

     3. Review, with management and the independent auditors, each 10-Q prior to its filing and financial statements prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT AUDITORS

     4. Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness, and approve the fees and other compensation to be paid to the auditors. The Committee shall be responsible for ensuring its receipt from the auditors, at least annually, of a formal written statement delineating all relationships between the auditors and the Corporation, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the auditors.

     5. Review the performance of the independent auditors and recommend the discharge of the independent auditors when circumstances warrant.

     6. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

     7. On an annual basis, the Committee should review the annual year-end audit plan specifically including the scope of the annual audit, staffing and timing.

FINANCIAL REPORTING PROCESSES

     8. In consultation with the independent auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

     9. Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management.

PROCESS IMPROVEMENT

     11. Establish regular and separate systems of reporting to the Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     12. Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     13. Review any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements.

     14. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                            NTN COMMUNICATIONS, INC.

                                 JUNE 29, 2001



                                    o Please Detach and Mail in the Envelope Provided o
------------------------------------------------------------------------------------------------------------------------------------

A     PLEASE MARK YOUR
  [X] VOTES AS IN THIS
      EXAMPLE.


                FOR all nominees            WITHHOLD
                listed at right             AUTHORITY
               (except as marked      to vote for all nominees
               to the contrary below)    listed at right

1. Election                                                                           2. Ratification of      FOR  AGAINST  ABSTAIN
   of                   [ ]                  [ ]        Nominees: Robert M. Bennett      appointment of KPMG  [ ]    [ ]      [ ]
   Directors                                                      Esther Rodriguez       LLP as independent
                                                                                         accountants for
(Instruction: To withhold authority to vote for any                                      fiscal year ending
individual nominee draw a line through such                                              December 31, 2001
nominee's name in the list at right)








SIGNATURE(S) __________________________ DATE ______________________ SIGNATURE(S) __________________________ DATE ___________________
NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized partner.

------------------------------------------------------------------------------------------------------------------------------------

                           NTN COMMUNICATIONS , INC.

                               5966 LA PLACE CT.
                                   SUITE 100
                           CARLSBAD, CALIFORNIA 92008

        ----------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
        ----------------------------------------------------------------

         The undersigned hereby appoints V. Tyrone Lam and Mark deGorter, and each or either of them, as proxy holders with power to appoint his substitute, and hereby authorizes the proxy holders to represent and vote, as designated on the reverse side, all shares of Common Stock of NTN Communications, Inc. (the "Company") held of record by the undersigned on May 1, 2001, at the annual meeting of stockholders to be held on June 29, 2001 or any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)